Exhibit 10.1
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Friedman's Inc.                                           171 Crossroads Parkway
                                                        Savannah, Georgia  31422


December 6, 2004



Ken Maher
779 Spring Willow Bay
Palatine, Illinois 60067


Dear Ken:

We would like to retain you as Chief Financial Officer on an interim, at-will, basis, for a period of 90 days beginning December 13, 2004 through March 22, 2005. You will report directly to Sam Cusano, Chief Executive Officer.

Term:                    Ninety Days
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Compensation:            $11538.46 paid bi-weekly
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Housing:                 Housing will be provided.
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Travel:                  Reasonable commuting expenses will be covered.
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At the end of the ninety day term, we will re-evaluate your status. If the
Company elects to retain you as a full-time associate, we will, at that time, enter a contract with you on substantially the same terms as other similar situated senior Friedman's executives.

This agreement to serve as interim Chief Financial Officer may be terminated by you or Friedman's at anytime during the contract period.

Very truly yours,

/s/ Steve Moore

Steve Moore
Chief Administrative Officer


Agreed and accepted this 9th day of December, 2004.

/s/ Ken Maher
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Ken Maher